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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                        March 21, 1997 (March 20, 1997)

                          DELPHI FINANCIAL GROUP, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    001-11462
                            (Commission File Number)

DELAWARE                               13-3427277
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

1105 North Market Street
Suite 1230
Wilmington, Delaware                   19899
(Address of principal executive        (Zip Code)
offices)

       Registrant's telephone number, including area code: (302) 478-5142

                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 5.     OTHER EVENTS.

            On March 20, 1997, Delphi Financial Group, Inc. ("Delphi") announced the offering of $100 million of 9.31% Series A Capital Securities. The securities will be issued through Delphi Funding L.L.C., a unit of Delphi, and will mature in 2027. The offering is being underwritten by Goldman, Sachs & Co. Closing of the transaction is expected on March 25, 1997. Delphi will use the proceeds from the offering to repay $50 million principal amount of revolving bank debt and the remainder for general corporate purposes.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits

            1 Form of Underwriting Agreement (including Form of Pricing Agreement).

            4(a) Form of Amended and Restated Limited Liability Company Agreement of Delphi Funding L.L.C.

            4(b) Form of Indenture relating to 9.31% Junior Subordinated Deferrable Interest Debentures, Series A.

            4(c)  Form of Guarantee Agreement.

            12    Statement of Computation of Ratio of Earnings to Fixed
                  Charges.

            25 Form T-1 Statement of Eligibility and Qualification of Wilmington Trust Company under the Trust Indenture Act of 1939, as amended.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DELPHI FINANCIAL GROUP, INC.


Dated:  March 21, 1997                    By:  /s/ ROBERT M. SMITH, JR.
                                               ------------------------
                                                Robert M. Smith, Jr.
                                                Vice President